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                                                                 Exhibit No. 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of ICF Kaiser International, Inc. (the Company) on Forms S-8 [Registration Nos. 33-42677 (Non-Employee Directors Stock Option Plan), 33-42678 (Stock Incentive
Plan), 33-51460 (Section 401(k) Plan), 33-60663 (Retirement Plan), 33-60661
and 33-65351 (Employee Stock Ownership Plan), 33-60665 (Consultants, Agents and Part-Time Employees Stock Plan) and 33-51812 (Employee Stock Purchase
Plan)] and on Form S-3 [Registration No. 33-51677 (600,000 Warrants)], and [Registration No. 333-16937 (1,135,795 shares)] of our report dated April 15, 1999, on our audits of the consolidated financial statements and financial statement schedule of ICF Kaiser International, Inc. and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Company's Report on Form 10-K.

                                          PricewaterhouseCoopers LLP

McLean, Virginia
April 15, 1999